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                                                                Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT

        The registrant's subsidiaries are PDR Productions, Inc., a New York Corporation; Mediatech, Inc., a Delaware Corporation; and DG Systems North, Inc., a Yukon Territory, Canada Corporation.